ANSLOW & JACLIN, LLP                     Counselors at Law

RICHARD I. ANSLOW
Admitted in NJ, NY, DC
E-Mail: Ranslow@anslowlaw.com

GREGG E. JACLIN
Admitted in NJ, NY
E.Mail: Gjaclin@anslowlaw.com

ROSS A. GOLDSTEIN
Admitted in NJ, NY
E-Mail: Rgoldstein@anslowlaw.com
Website: www.anslowlaw.com
E-Mail: Firm@anslow.com

November 6, 2002

Combined Opinion and Consent

Exus Networks, Inc.
150 E. 58th Street, 25th Floor
New York, New York 10155

Re:     Exus Networks, Inc.
Form S-8 for Consulting Shares

Gentlemen:

We have acted as counsel to Exus Networks, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 as amended (the “Act”) of the Company’s Registration Statement on Form S-8, filed contemporaneously with the Commission relating to the registration under the Act of 10,500,000 shares (the “Shares”) of the Company’s Common Stock, $0.001 par value (the “Common Stock”).

In rendering this opinion, we have reviewed the Registration Statement on Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with, the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

(1)	The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Nevada;
(2)	The Shares, when issued in connection with the agreements (copies annexed to the Registration Statement), will be legally issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law and the Constitution of the State of Nevada and we express no opinion with respect to the laws of any other jurisdiction. We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

Very truly yours,

ANSLOW & JACLIN, LLP

By:	/s/ Richard I. Anslow RICHARD I. ANSLOW

4400 Route 9 South, 2nd Floor, Freehold, New Jersey 07728   Tel:  (732) 409-1212  Fax: (732) 577-1188